Exhibit 10.30

SIXTH AMENDMENT TO LEASE

This Sixth Amendment to Lease (the “Amendment”) is entered into as of December 22, 2010 (herein, the “Effective Date”), by and between UPTOWN NEWPORT LP, a Delaware limited partnership (“Landlord”), and NEWPORT FAB, LLC, a Delaware limited liability company doing business as Jazz Semiconductor (“Tenant”), with respect to the following:

RECITALS:

A.           Landlord is the landlord and Tenant is the tenant pursuant to that certain written Lease dated March 12, 2002 (the “Original Lease”) by and between Conexant Systems, Inc. (“Conexant”) Landlord and SpecialtySemi, Inc. (the “Original Tenant”), as amended by that certain First Amendment to Lease dated May 1, 2004 (the “First Amendment”), that certain Second Amendment to Lease dated December 31, 2005 (the “Second Amendment”), that certain Third Amendment to Lease dated September 26, 2006 (the “Third Amendment”), that certain Fourth Amendment to Lease dated June 15, 2009 (the “Fourth Amendment”) and that certain Fifth Amendment  to Lease dated as of December 8, 2010 ( collectively with the Original Lease, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment, the “Lease”). Tenant has succeeded to the interest of Original Tenant, and Landlord has succeeded to the interest of Conexant, under the Lease.

B.           The Lease covers certain premises consisting of approximately 68,277 rentable square feet (the “Original Premises”) plus 748 rentable square feet of data center space (the “Data Center Premises”), all as depicted on Exhibit “B” to the Lease (collectively, the “Leased Premises”), located in a building known as Building 501 and commonly referred to as “Half Dome” (the “Building”), with a street address of 4311 Jamboree Road, Newport Beach, California.

C.           Landlord is concurrently herewith leasing to Conexant certain premises within the Building, which leased premises includes the Data Center Premises, pursuant to that certain Standard Industrial Lease-Multi-Tenant dated as of December 22, 2010 (the “Master Lease”). Landlord, Tenant and Conexant desire to delete the Data Center Premises from the Lease, and that Tenant and Conexant concurrently enter into sublease of the Data Center Premises (the “Sublease”) as a sublease of the Master Lease, to facilitate the administration of the Data Center Premises by Conexant. A copy of the form of the Sublease is attached hereto as Exhibit “A”.

AGREEMENT

NOW, THEREFORE, IN CONSIDERATION OF the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.             Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lease.

2.             Data Center Premises.

              (a)           Effective as of the Effective Date, and subject to the mutual execution and delivery of the Sublease between Conexant and Tenant, the term “Leased Premises” as used in the Lease shall include only the Original Premises.

              (b)           Landlord hereby approves the form of the Sublease, and the subleasing of the Data Center Premises by Conexant to Tenant upon the terms and conditions set forth therein.

3.             Brokers.  Tenant represents that it has not dealt with any broker, agent or finder in connection with this Amendment, and that no such other broker, agent or finder has any claim under, by or through Tenant for a commission or fee in connection with this Amendment and/or the Sublease.

4.             Lease in Effect.  Landlord and Tenant acknowledge and agree that the Lease, except as amended by this Amendment, remains unmodified and in full force and effect in accordance with its terms.

5.             Entire Agreement.  This Amendment embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

6.             Conflict of Terms.  In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the parties.

                IN WITNESS WHEREOF, the undersigned have entered into this Amendment to be effective as of the date first above written.

LANDLORD: UPTOWN NEWPORT LP, a Delaware limited partnership By: G&I Newport Corp., a Delaware corporation, General Partner By: /s/ JEAN MARIE APRUZZESE Title: Vice President	TENANT: NEWPORT FAB, LLC, a Delaware limited liability company doing business as Jazz Semiconductor By: /s/ RAFI MOR Title: Senior Vice President and General Manager